As filed with the Securities and Exchange Commission on October 2, 2020

Registration Statement No. 333-231317

333-229166

333-217666

333-215507

333-167031

333-161908

333-124190

333-31225

33-70686

33-44785

33-24970

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-231317

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-229166

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-217666

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-215507

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-167031

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-161908

Post-Effective Amendment No. 3 to Form S-8 Registration Statement No. 333-124190

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-31225

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-70686

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-44785

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-24970

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

AKORN, INC.

(Exact name of registrant as specified in its charter)

Louisiana	72-0717400
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1925 W. Field Court, Suite 300	60045
Lake Forest, Illinois (Address of Principal Executive Offices)	(Zip Code)

Akorn, Inc. 2017 Omnibus Incentive Compensation Plan

Nonqualified Stock Option Inducement Award Agreement

Performance Stock Unit Inducement Award Agreement

Restricted Stock Unit Inducement Award Agreement

Akorn, Inc. 2016 Employee Stock Purchase Plan

Amended and Restated Akorn, Inc. Employee Stock Purchase Plan

Amended and Restated Akorn, Inc. 2003 Stock Option Plan

1991 Akorn, Inc. Stock Option Plan for Directors

Amended and Restated Akorn, Inc. 1988 Incentive Compensation Program

(Full title of the plan)

Joseph Bonaccorsi, Esq.

Executive Vice President, General Counsel and Secretary

Akorn, Inc.

1925 W. Field Court, Suite 300

Lake Forest, Illinois 60045

(Name and address of agent for service)

(847) 279-6100

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”), filed by Akorn, Inc., a Louisiana corporation (the “Company”), relate to the following Registration Statements on Form S-8 filed by the Company (each a “Registration Statement,” and collectively, the “Registration Statements”) with the U.S. Securities and Exchange Commission (the “SEC”):

•	Registration Statement on Form S-8 (No. 333-231317), filed with the SEC on May 9, 2019, pertaining to the registration of an additional 4,400,000 shares of common stock, no par value, of the Company (the “Common Stock”) in connection with the Akorn, Inc. 2017 Omnibus Incentive Compensation Plan.

•	Registration Statement on Form S-8 (No. 333-229166), filed with the SEC on January 8, 2019, pertaining to the registration of 1,674,973 shares of Common Stock in connection with the Nonqualified Stock Option Inducement Award Agreement, the Performance Stock Unit Inducement Award Agreement and the Restricted Stock Unit Inducement Award Agreement.

•	Registration Statement on Form S-8 (No. 333-217666), filed with the SEC on May 4, 2017, pertaining to the registration of 8,000,000 shares of Common Stock in connection with the Akorn, Inc. 2017 Omnibus Incentive Compensation Plan.

•	Registration Statement on Form S-8 (No. 333-215507), filed with the SEC on January 10, 2017, pertaining to the registration of 2,000,000 shares of Common Stock in connection with the Akorn, Inc. 2016 Employee Stock Purchase Plan.

•	Registration Statement on Form S-8 (No. 333-167031), filed with the SEC on May 21, 2010, as amended by Post-Effective Amendment No. 1 to Form S-8, as filed with the SEC on September 6, 2012, pertaining to the registration of an additional 1,000,000 shares of Common Stock in connection with the Amended and Restated Akorn, Inc. Employee Stock Purchase Plan.

•	Registration Statement on Form S-8 (No. 333-161908), filed with the SEC on September 14, 2009, as amended by Post-Effective Amendment No. 1 to Form S-8, as filed with the SEC on September 6, 2012, pertaining to the registration of an additional 6,000,000 shares of Common Stock in connection with the Amended and Restated Akorn, Inc. 2003 Stock Option Plan.

•	Registration Statement on Form S-8 (No. 333-124190), filed with the SEC on April 20, 2005, as amended by Post-Effective Amendment No. 1 to Form S-8, as filed with the SEC on October 26, 2007, and Post-Effective Amendment No. 2 to Form S-8, as filed with the SEC on September 6, 2012, pertaining to the registration of 5,000,000 shares of Common Stock in connection with the Amended and Restated Akorn, Inc. 2003 Stock Option Plan.

•	Registration Statement on Form S-8 (No. 333-31225), filed with the SEC on July 14, 1997, pertaining to the registration of an additional 1,000,000 shares of Common Stock in connection with the Amended and Restated Akorn, Inc. 1988 Incentive Compensation Program.

•	Registration Statement on Form S-8 (No. 33-70686), filed with the SEC on October 22, 1993, pertaining to any and all shares of Common Stock remaining under such Registration Statement in connection with the Amended and Restated Akorn, Inc. 1988 Incentive Compensation Program.

•	Registration Statement on Form S-8 (No. 33-44785), filed with the SEC on December 30, 1991, pertaining to any and all shares of Common Stock remaining under such Registration Statement in connection with the 1991 Akorn, Inc. Stock Option Plan for Directors.

•	Registration Statement on Form S-8 (No. 33-24970), filed with the SEC on October 13, 1988, pertaining to any and all shares of Common Stock remaining under such Registration Statement in connection with the Amended and Restated Akorn, Inc. 1988 Incentive Compensation Program.

On October 1, 2020, the Company emerged from bankruptcy, pursuant to that certain Modified Joint Chapter 11 Plan of Akorn, Inc. and Its Debtor Affiliates approved and confirmed by the U.S. Bankruptcy Court for the District of Delaware on September 4, 2020. As a result of the emergence, all offers and sales of the Company’s securities pursuant to the Registration Statements have been terminated.

In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that were registered for issuance that remain unsold at the termination of the offering, the Company hereby removes from registration all of such securities of the Company registered but unsold under the Registration Statements.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on October 2, 2020.

AKORN, INC.

By:	/s/ Joseph Bonaccorsi
Name:	Joseph Bonaccorsi

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign these Post-Effective Amendments to the Registration Statements.